UNITED STATES
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Callidus Software Inc.
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SAP SE and subsidiaries
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Pursuant to Rule 14a-12 under the Securities

Exchange Act of 1934

Subject Company: Callidus Software Inc.

Commission File No.: 000-50463

SAP’S ACQUISITION OF CallidusCloud

FAQ FOR SAP Employees

Dear Colleagues,

On January 30, 2018, SAP announced to have entered into a definitive agreement to acquire CallidusCloud.

Please find below key questions and answers about the acquisition and what it means for our SAP business and employees.

Business Rationale

CRM Market: Product & Go-To-Market

Organizational Integration

Finance

Communication

BUSINESS RATIONALE

Who is CallidusCloud? How many customers do they have? How many are SAP customers?

CallidusCloud is a provider of cloud-based sales execution and sales performance software. The company develops software that enables organizations to identify the right leads, ensure proper territory and quota distribution, enable sales forces, automate configure price quote and streamline sales compensation. They have over 5,800+ customers across financial services, insurance, healthcare, communications & media, public sector, life sciences, energy, manufacturing and high technology. 45% of Fortune 100 Companies use CallidusCloud. CallidusCloud collaborates with 100+ Partners.

The company was founded in 1996 and went public in November 2003. CallidusCloud is based in Dublin, California, and currently has more than 1,200 employees.

Why is SAP acquiring CallidusCloud? How does it fit into SAP’s cloud and CRM strategy?

Makes perfect sense with SAP

•                  Differentiating assets

•                  Complementary portfolios

•                  CallidusCloud can thrive within the SAP family

Great addition to the SAP Hybris customer engagement portfolio:

•                  SAP Hybris Commerce engaged customers across all channels

•                  SAP Hybris Sales & Services provide core sales force automation and service management capabilities

•                  SAP S/4 connects demand chain to supply chain

•                  Gigya helps companies secure, protect and service consumer’s digital identity

•                  CallidusCloud provides end-to-end solution, linking front-end (sales person) and back-end (S/4HANA and finance organization)

•                  SAP portfolio will be enhanced with sales planning & forecasting, territory management and pipeline management

Cultures match well: customer-driven innovation

CallidusCloud refers to itself as a leader in the Lead to Money space. Is that what is usually referred to as “Quote-to-Cash”?

There are a number of definitions out there. Lead-to-Money includes

•                  Sales Performance Management

•                  Sales Execution

•                  Configure-Price-Quote and Contract Lifecycle Management

•                  Sales Enablement, including Learning and more

•                  Analytics

•                  Customer Engagement

What does CallidusCloud’s software do? What justifies spending $2bn to acquire it?

SPM: CallidusCloud is a leader in Sales Performance Management solutions

•                  This software gives salespeople knowledge of their compensation associated with particular product and pricing configurations.

•                  This can discourage excessive sales discounts and encourage selling products that come with higher sales commissions, typically newer products that bring the company more revenue.

•                  Also, this SW reduces errors in calculating sales commissions and compensation arrangements — which are figures that sales people as well as finance, HR and Legal departments are extremely interested in.

•                  Some companies employ big departments just for the calculation of sales compensation and commission. CallidusCloud software does that for you. Ask any CFO out there — they will all tell you that this topic is highly relevant.

CPQ: Equally outstanding are CallidusCloud’s configure-price-quote solutions.

•                  These solutions enable salespeople to identify and configure product packages that have built-in rules for discounts and that can generate proposals for the customers on the spot and during the conversation with the customer.

•                  These solutions can also automatically generate order proposals and contracts — in real time while the salesperson is with the customer. This is a critical tool for salespeople.

The CallidusCloud acquisition combined with the SAP Hybris portfolio and GDPR expertise gained via our acquisition of Gigya last year, will allow us to double down on the largest market in the IT industry by offering a complete, unique and open portfolio for the enterprise that transforms the front office — from marketing to sales, commerce and service. With CallidusCloud, we will provide a seamless integrated enterprise sales platform that connects marketing, sales, commerce, service with the back office, which will allow us to offer end-to-end process integration and automation from Lead to Money, enabling low/no touch sales motions including digital commerce.

How big is the total addressable market of CallidusCloud?

•                  We believe the TAM is > $10bn

•                  We know that figure varies, depending on perspective, from $6bn (Jefferies) to $25 bn (CallidusCloud)

What are the growth rates of CallidusCloud’s addressable markets?

What is SAP’s M&A strategy? Recent examples?

We take a balanced approach on how to grow. In addition to our investments to grow organically, we may also acquire targeted “tuck-in” technologies to add to our broad solution offerings and improve coverage in key strategic markets.

We focus on leading companies in the areas of IoT, CRM, Machine Learning, Cloud

Examples since Concur:

•                  RecastAI: Conversational machine learning

•                  Gigya: Customer identity and access management

•                  Abakus: Web-based electronic patient-record system

•                  Hipmunk: Travel search innovation

•                  Altiscale: Big Data-as-a-Service (BDaaS) solution

•                  Plat.One: Platform for development and management of IoT environments

•                  Fedem: Monitors, models, and simulates ‘digital twins’

•                  Roambi: Mobile-centric analytics and data visualization

•                  Multiposting: Automatic posting for job ads across thousands of job boards

CRM MARKET: PRODUCT & GO-TO-MARKET

What is SAP’s CRM strategy?

Our CRM strategy is driven by our customers. They are telling us that their business is digitizing and that the requirements for CRM that was invented manage opportunities has fundamentally changed. The front office needs to engage customers digitally from day one, and it needs to engage customers at every point of the customer journey. This also means the sales force needs to change its behaviors and build lasting relations rather than short-term transactions. We have been at the forefront of the innovations in this area. And we believe that SAP is uniquely positioned to provide a differentiated, complete and open offering in the CRM segment that addresses the entire digital customer journey. With SAP Hybris, we were the innovator in omnichannel commerce with a single view of customer, single view of product, and single view of order. Today, sales leaders need a new type of offering to manage and enable their sales force for today’s digital age.

What is SAP’s vision for the CRM marketplace?

•                  The CallidusCloud acquisition, combined with the SAP Hybris portfolio and GDPR expertise gained via Gigya, will allow us to double down on the market by offering a complete portfolio for the enterprise that transforms the sales function.

•                  With CallidusCloud, we will provide a seamless integrated enterprise sales platform, that connects marketing, sales and the back office offering end-to-end process integration and automation from Lead to Money, enabling low/no touch sales motions including digital commerce.

SAP has just aquired Gigya in late 2017. How is the integration going and how does CallidusCloud fit to this?

•                  The Gigya integration is running smoothly both from a customer and an internal perspective.

•                  SAP and CallidusCloud will offer a complete suite of differentiating tools centered around the needs of a sales person

•                  SAP and CallidusCloud will combine their complimentary capabilities in the CRM Sales category to offer the leading solution in the market

•                  The CallidusCloud offerings includes a set of machine learning-enabled, sales-person focused front-end tools (opportunity, pipeline, enablement, quotation, commission), combined with world-class E2E integration into finance and marketing for seamless lead-to-money and customer engagement.

•                  CallidusCloud is already providing their solutions on the SAP Cloud Platform

•                  CallidusCloud has been an SAP partner, and its CPQ solution is “bi-directionally integrated” with the SAP Hybris Cloud for Customer solution

•                  CallidusCloud won SAP Pinnacle Awards 2017 as ISV Partner of the Year

What do the combined Gigya and CallidusCloud acquisitions mean for your customers?

•                  By combining forces with Gigya, we can help customers drive more effective marketing, sales and service through data, while allowing companies to manage privacy and consent for regulatory compliance, such as General Data Protection Regulation (GDPR). The integration of

Gigya enables customers to add first-party, permission-based user information into the SAP Hybris Marketing platform, and turn it into actionable data for audience segmentation, targeted marketing and more.

•                  SAP can combine CallidusCloud’s CPQ solutions with these existing assets plus the S/4HANA fulfillment engine to deliver a leading, fully cloud-based ‘Quote-to-Cash’ offering

•                  We believe CallidusCloud’s portfolio will strengthen existing SAP Sales solutions:

•                  SFA will be enriched with Sales Planning & Forecasting, Territory Management and Pipeline Management

•                  Sales Content Management will benefit from easy access to contracts, collaterals and learning

What is next on SAP or SAP Hybris’s roadmap with regards to CallidusCloud?

We are building a portfolio of differentiating assets. Combined on one platform, we will provide the ultimate benefit to enterprises of any size.

Do CallidusCloud and SAP have joint customers?

CallidusCloud has several thousands of customers. Many of them in the large enterprise segment, so there are several hundred customers who are SAP and CallidusCloud customers already today.

Have any competitors of SAP implemented CallidusCloud and will they be able to use them post-acquisition?

CallidusCloud is and will remain to be an open platform.

Who are the competitors in this market at an SAP level and at an CallidusCloud level?

There are many competitors including, Salesforce (acquired Steelbrick — a CPQ vendor), Xactly (acquired by Vista Equity Partners/PE), Microsoft, Oracle, IBM (Varicent), Apttus (private co. in the CPQ space), etc.

Is SAP partnering with any of CallidusCloud’s competitors?

We are providing an open eco-system and want to provide the best solutions to any industry.

How will the CallidusCloud solution be sold in the future? Will it be standalone? How will it be priced?

CallidusCloud will be sold stand alone, and obviously also in packages with SAP solutions.

What will happen to SAP’s existing CPQ offering?

CallidusCloud and SAP will provide a combined CPQ offering.

Will the integration be done on SAP Cloud Platform?

Upon completion of the transaction, SAP expects to consolidate all CallidusCloud product assets within the SAP Hybris business unit as part of SAP’s Cloud Business Group. SAP Cloud Platform will be used for the technical integration of CallidusCloud’s solutions and as its extension platform.

ORGANIZATIONAL INTEGRATION

What will happen to CallidusCloud employees and management? Will you eliminate positions as a result of this transaction?

This transaction is about growth and innovation as opposed to consolidation. We welcome CallidusCloud employees to SAP.

Will the acquisition eliminate positions at SAP?

No. As explained above, this transaction is about growth and innovation as opposed to consolidation.

Which part of SAP will CallidusCloud join?
Will the CallidusCloud sales team join SAP’s sales organization?
Will the CallidusCloud development team join SAP’s development organization?
Will Leslie Stretch report into Rob Enslin or into Alex Atzberger?
Which organizational changes do you expect?

CallidusCloud would become one unit under SAP Hybris. and hence of SAP’s Cloud Business Group. Until the acquisition is closed, everything will remain unchanged, CallidusCloud’s employees will report into CallidusCloud CEO Leslie Stretch. The CallidusCloud executive team will work very closely with their SAP counterparts to ensure the organization and people are well positioned to unleash the tremendous potential that this partnership brings. Building the bridges between our firms will take some time as we need to further understand and leverage our combined organizational strengths. Due to legal requirements, details on these questions can and will be answered only after closing, and additional information will be shared post-closing as part of SAP’s integration activities.

Where are CallidusCloud’s major operating locations? Do they have locations outside of California?

In addition to the United States, CallidusCloud’s locations include offices in India, the United Kingdom, Serbia, and Australia (among others).

CallidusCloud, Gigya and SAP have offices in multiple locations. What is the integration plan from a people perspective? Will you close any of CallidusCloud’s locations?

The senior executives of these organizations are committed to working together to offer people the best possible experience.

When can we meet CallidusCloud colleagues?

We must maintain a “business as usual” approach until we receive the necessary regulatory approvals to proceed. There should be no contact or coordination with CallidusCloud employees until the process formally concludes, which we expect will be in Q2 2018.

When will the acquisition close?

We expect to close the acquisition in Q2 2018. After that CallidusCloud will be part of SAP.

Do you anticipate any regulatory issues related to this transaction?

We anticipate regulatory approval from anti-trust authorities in the US, Germany, Austria, and Cyprus.

What is the integration timeline?

As the companies are limited in their interactions during the regulatory review process between signing and closing, most integration work streams will commence once the transaction closes.

FINANCE

Why do we pay so much for CallidusCloud — compared to other recent transactions in the industry?

The per share purchase price of $36.00 represents a 21% premium over the 30-day volume weighted average price per share and a 28% premium over CallidusCloud’s 90-day volume weighted average price per share.

This reflects the recent strong growth momentum in CallidusCloud’s business. Total revenue has grown at approx. 20% p.a. in the past couple of years.

Is CallidusCloud profitable?

The FY 2017 guidance on non-GAAP operating income is $23m - $24m.

How does the transaction affect SAP’s 2018 financial guidance?

•                  The transaction is expected to close in the second quarter of 2018. We will provide an update to the financial market on the effects on the 2018 guidance after the closing of the transaction.

•                  Our 2018 guidance today does not include the CallidusCloud revenue. We will provide an update on the revenue guidance for 2018 after the closing of the transaction.

What is the expected revenue contribution from CallidusCloud?

•                  Our 2018 guidance today does not include the CallidusCloud revenue. We will provide an update on the revenue guidance for 2018 after the closing of the transaction.

•                  Given the fact that we have cooperated successfully in the past, we expect the revenue contribution to be more than a linear projection of this figure in the future.

How does the transaction affect your 2020 goals — more than €28-29 billion in revenues?

•                  We will adjust our 2018 outlook when CallidusCloud deal closes.

•                  2020 ambition will be adjusted for CallidusCloud early 2019.

COMMUNICATION

What can I tell customers, partners, suppliers and friends?

SAP issued a press release on January 30, 2018 announcing that SAP has entered into a definitive agreement to acquire CallidusCloud. Feel free to talk about the content of the press release. You can also refer to the press release for your social media activities.

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “project”, “predict”, “should” and “‘will” and similar expressions as they relate to SAP or Callidus Software Inc. are intended to identify such forward-looking statements. This release contains forward-looking statements that involve risks and uncertainties concerning the parties’ ability to close the transaction and the expected closing date of the transaction, the anticipated benefits and synergies of the proposed transaction, anticipated future combined operations, products and services, and the anticipated role of CallidusCloud, its key executives and its employees within SAP following the closing of the transaction. Actual events or results may differ materially from those described in this release due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the outcome of regulatory reviews of the proposed transaction, the ability of the parties to complete the transaction, the failure to retain key CallidusCloud employees, customer and partner uncertainty regarding the anticipated benefits of the transaction, the failure of SAP and CallidusCloud to achieve the anticipated synergies of the proposed transaction and other risks detailed in SAP’s and CallidusCloud’s SEC filings, including those discussed in SAP’s Annual Report on Form 20-F for the year ended December 31, 2016 and CallidusCloud’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SAP is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

Additional Information About the Merger

In connection with the proposed merger, Callidus Software Inc. will file a proxy statement with the SEC. The definitive proxy statement will be sent or given to CallidusCloud stockholders entitled to vote at the special meeting relating to the transaction and will contain important information about the proposed merger and related matters. CallidusCloud’s stockholders are urged to read the definitive proxy statement (including any amendments or supplements thereto) carefully when it becomes available before making any voting or investment decision with respect to the proposed merger because it will contain important information about the merger and the parties to the merger. Additionally, CallidusCloud and SAP will file other relevant materials in connection with the proposed acquisition of CallidusCloud by SAP pursuant to the terms of an Agreement and Plan of Merger by and among, SAP America, Inc., Emerson One Acquisition Corp., a wholly owned subsidiary of SAP America, and CallidusCloud. SAP, CallidusCloud and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of CallidusCloud stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SAP’s executive officers and directors in the solicitation by reading SAP’s most recent Annual Report on Form 20-F, and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of CallidusCloud’s participants in the solicitation, which may, in some cases, be different than those of CallidusCloud’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

The materials to be filed by SAP and CallidusCloud with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from CallidusCloud, once it is filed with the SEC, by contacting CallidusCloud Investor Relations through the investor contact page on the company’s website at

http://investor.calliduscloud.com/about-us/investor-relations/investor-faq/